                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

      Filed by the Registrant /X/
      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                        LANDEC CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transactions
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement no.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                      [LANDEC INTELLIGENT MATERIALS LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 29, 2001

TO THE SHAREHOLDERS OF LANDEC CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Landec Corporation (the "Company") will be held on Thursday, March 29, 2001, at 5:00 p.m., local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065 for the following purposes:

    1. To elect three directors to serve for a term expiring at the Annual Meeting of Shareholders held in the second year following the year of their election and until their successors are duly elected and qualified;

    2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to an aggregate total of 2,000,000 shares.

    3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 28, 2001; and

    4. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on January 31, 2001, are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Geoffrey P. Leonard

                                          GEOFFREY P. LEONARD
                                          SECRETARY

Menlo Park, California
February 26, 2001

--------------------------------------------------------------------------------
                                    IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                      [LANDEC INTELLIGENT MATERIALS LOGO]

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 29, 2001

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Landec Corporation ("Landec" or the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on Thursday, March 29, 2001, at 5:00 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065. The telephone number at that location is (650) 598-9000.

    The Company's principal executive offices are located at 3603 Haven Avenue, Menlo Park, California 94025. The Company's telephone number at that location is
(650) 306-1650.

SOLICITATION

    These proxy solicitation materials were mailed on or about February 26, 2001, to all shareholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

    The Company will provide a copy of the Company's Annual Report on Form 10-K for the year ended October 29, 2000, including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request to Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025 (telephone number:
(650) 306-1650). Exhibits to the Annual Report may be obtained upon written request to Mr. Skinner and payment of the Company's reasonable expenses in furnishing such exhibits.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Gregory S. Skinner, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of shareholders and voting in person.

VOTING

    Holders of Common Stock are entitled to one vote per share and holders of Series A Preferred Stock, each share of which is convertible into ten shares of Common Stock, are entitled to one vote for each share of Common Stock into which such Preferred Stock could be converted.

    Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. A majority of the shares entitled to vote, represented either in person or by proxy, will constitute a quorum for transaction of business. Except with respect to the election of directors, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required for approval of proposals presented to shareholders. In addition, the shares voting affirmatively must also constitute at least a majority of the required quorum. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining the approval of any matter submitted to shareholders for a vote. Accordingly, abstentions will have the same effect as a vote against a proposal. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR election of the director nominees proposed by the Board of Directors, FOR approval of the amendment to the 1996 Stock Option Plan, FOR ratification of the Company's appointment of Ernst & Young LLP as independent auditors for the Company, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be counted for purposes of determining the presence of a quorum, but will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

RECORD DATE AND SHARE OWNERSHIP

    Only shareholders of record at the close of business on January 31, 2001, are entitled to notice of and to vote at the meeting. As of the record date, 16,149,086 shares of the Company's Common Stock, par value $0.001 per share, were issued and outstanding and 166,667 shares of the Company's Series A Preferred Stock, par value $0.001 per share, each share of which is convertible into ten shares of Common Stock, were issued and outstanding.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE COMPANY'S ANNUAL MEETING OF SHAREHOLDERS IN 2002

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2002 Annual Meeting of Shareholders must be received by the Chief Financial Officer of the Company no later than October 29, 2001, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

    Also, if a shareholder does not notify the Company on or before January 12, 2002, of a proposal for the 2002 Annual Meeting of Shareholders, management intends to use its discretionary voting authority to vote on such proposal, even if the matter is not discussed in the proxy statement for the 2002 Annual Meeting of Shareholders.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    The Company's bylaws currently provide for not less than four or more than seven directors, and the Company's Articles of Incorporation provide for the classification of the Board of Directors into two classes serving staggered terms. The Company's Board of Directors currently consists of six persons, including three Class I directors and three Class II directors. Each Class I and Class II director is elected for a two year term, with Class I directors elected in odd-numbers years (E.G., 2001) and the Class II directors elected in even numbered years (E.G., 2002). Accordingly, at the Annual Meeting, three Class I directors will be elected.

    The Board of Directors has nominated the three persons named below to serve as Class I directors until the next odd-numbered year Annual Meeting during which their successors will be elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the three nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected.

NOMINEES FOR CLASS I DIRECTORS

    The names of the nominees for the Company's Class I directors and certain other information about them as of January 5, 2001, are set forth below:

                                                                                                   DIRECTOR
NAME OF NOMINEE                          AGE                   PRINCIPAL OCCUPATION                 SINCE
---------------                        --------   -----------------------------------------------  --------
Frederick Frank......................     68      Vice Chairman and Director of Lehman Brothers      1999

Stephen E. Halprin...................     62      General Partner of OSCCO Ventures                  1988

Richard S. Schneider, Ph.D...........     59      General Partner of Domain Partners II, L.P.        1991

    Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Frederick Frank has served as a director since December 1999. Mr. Frank has been with Lehman Brothers for 31 years and was named to his current position of Vice Chairman in 1996. Before that, Mr. Frank was associated with Smith Barney where he was Vice President, Co-Director of Research, and a Director. During his 42 years on Wall Street, Mr. Frank has been involved in numerous financings and merger and acquisition transactions. He serves on the board of directors of several companies, including, Pharmaceutical Product Development, Inc., Diagnostic Products Corp., Digital Arts and Sciences, and eSoft, Inc. He is a graduate of Yale University, received an M.B.A. from Stanford University and holds a C.F.A. designation.

    Stephen E. Halprin has served as a director since April 1988. Since 1971, Mr. Halprin has been a general partner of OSCCO Ventures. Mr. Halprin has been an active member of the venture community since 1968 and serves on the Board of Directors of a number of privately-held technology companies. Mr. Halprin received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

    Richard S. Schneider, Ph.D. has served as a director since September 1991. From October 1990 until his retirement in 1999, Dr. Schneider was a general partner of Domain Associates and Domain Partners II, L.P. Dr. Schneider has over 25 years of product development experience in the fields of medical devices and biotechnology. Prior to his pursuing a career in venture capital, Dr. Schneider was Vice President of Product Development at Syva/Syntex Corporation and President of Biomedical Consulting Associates. He is a member of the Board of Directors of Atherogenics, Inc., and a number of privately-held life science companies. Dr. Schneider received a Ph.D. in chemistry from the University of Wisconsin, Madison.

CLASS II DIRECTORS

    Directors continuing in office until the 2002 annual meeting of shareholders:

                                                                                                   DIRECTOR
NAME                                     AGE                   PRINCIPAL OCCUPATION                 SINCE
----                                   --------   -----------------------------------------------  --------
Gary T. Steele.......................     52      President, Chief Executive Officer and Chairman    1991
                                                  of the Board of Directors of the Company

Kirby L. Cramer......................     64      Chairman Emeritus of Hazleton Laboratories         1994
                                                    Corporation

Richard Dulude.......................     67      Private Investor and Retired Vice Chairman,        1996
                                                    Corning, Inc.

    Except as set forth below, each of the Class II directors has been engaged in the principal occupation set forth next to his name above during the past five years.

    Gary T. Steele has served as President, Chief Executive Officer and a director since September 1991 and as Chairman of the Board of Directors since January 1996. Mr. Steele has over 20 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company. Mr. Steele received a B.S. from Georgia Institute of Technology and an M.B.A. from Stanford University.

    Kirby L. Cramer has served as a director since December 1994. Since
April 1987, Mr. Cramer has been Chairman Emeritus of Hazleton Laboratories Corporation. He also serves as a director of Immunex Corporation, Huntingdon Life Sciences, Sonosite, Inc., Array BioPharma, D.J. Orthopedics and several private companies. Mr. Cramer received a B.A. from Northwestern University, M.B.A. from the University of Washington and completed the Advanced Management Program at Harvard Business School.

    Richard Dulude has served as a director since May 1996. Mr. Dulude retired as Vice Chairman of Corning Inc. in 1993 after a 36 year career in which he held various general management positions in Corning's telecommunications, materials, consumer and international businesses, including positions as Chairman and Chief Executive Officer of SIECOR Corporation and Chairman and Chief Executive Officer of Corning-Vitro Corporation. Mr. Dulude is currently a director of AMBAC, Inc. and several private companies. Mr. Dulude received a B.S. in Mechanical Engineering from Syracuse University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors held a total of five meetings during the fiscal year ended October 29, 2000. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee currently consists of Mr. Halprin, Mr. Dulude and
Dr. Schneider, each of whom is "independent," as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held four meetings during fiscal year 2000. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

    The Compensation Committee currently consists of Mr. Cramer, Mr. Dulude, and Dr. Schneider. The function of the Compensation Committee is to review and set the compensation of the Company's Chief Executive Officer and certain of its most highly compensated officers, including salary, bonuses and other incentive plans, stock options and other forms of compensation, to administer the Company's stock plans and approve stock option awards and to oversee the career development of senior management. The Compensation Committee held three meetings during fiscal year 2000.

    The Nominating Committee currently consists of Mr. Cramer and Mr. Halprin. The function of the Nominating Committee is to recommend qualified candidates for election as officers and directors of the Company. Shareholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications. The Nominating Committee held no meetings in fiscal year 2000.

    No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served during the fiscal year ended October 29, 2000.

COMPENSATION OF DIRECTORS

    For the fiscal year ended October 29, 2000, each nonemployee director earned $5,000 per quarter beginning with the second quarter of fiscal year 2000 and was reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof.

    Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each nonemployee director who has not previously been granted an equivalent option under any stock option plan of the Company will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the shareholders, such nonemployee director (including directors who were not eligible for a First Option) will be granted an additional option to purchase 10,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months prior to the date of such annual meeting. The First Option and each Subsequent Option are fully vested and exercisable on the date of grant. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant with a term of ten years.

    Messrs. Cramer and Dulude and, subject to their election to the Board of Directors by the shareholders at the Annual Meeting, Messrs. Frank and Halprin and Dr. Schneider, will each be automatically granted an option to purchase 10,000 shares of Common Stock on the date of the Annual

Meeting pursuant to the Directors' Plan. As of January 22, 2001, options to purchase 4,050,820 shares of the Company's Common Stock were outstanding. As of the same date, Messrs. Cramer, Dulude, Frank and Halprin, and Dr. Schneider, the nonemployee directors, had been granted options to purchase 81,520 shares, 87,000 shares, 30,000 shares, 51,956 shares and 51,956 shares, respectively, of the Company's Common Stock.

REQUIRED VOTE

    The three Class I director nominees receiving the highest number of affirmative votes of shares of the Company's capital stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2
             APPROVAL OF AN AMENDMENT TO THE 1996 STOCK OPTION PLAN

    At the Annual Meeting, shareholders are being asked to approve an amendment to the 1996 Stock Option Plan (the "1996 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to an aggregate of 2,000,000 shares.

GENERAL

    The Company's 1996 Plan was adopted by the Board of Directors in November 1996 to supplement the 1988 Stock Option Plan which, upon the adoption of the 1996 Plan, had few shares available for grant remaining thereunder and which expired in accordance with its stated termination date of July 1998. The Board of Directors initially reserved 750,000 shares of Common Stock for issuance under the 1996 Plan. In December 1997, the Board of Directors amended the 1996 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares to a total of 1,500,000 shares, which amendment was approved at the 1998 Annual Meeting of Shareholders. In
December 2000, the Board of Directors amended the 1996 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a total of 2,000,000 shares, which amendment is the subject of this proposal.

    Options granted under the 1996 Plan may be either "incentive stock options" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options ("NSO") at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The 1996 Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. As of January 22, 2001, options for 1,330,582 shares were outstanding under the 1996 Plan, no shares had been issued pursuant to the exercise of options granted under the 1996 Plan, and 169,418 shares remained available for future grants. Shares subject to options granted under the 1996 Plan that lapse unexercised will generally become available for reissuance under the 1996 Plan at the time of such lapse. As of January 22, 2001, the aggregate fair market value of all shares of Common Stock subject to outstanding options under the 1996 Plan was $5,162,658 based on the closing sale price of $3.88 for the Company's Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System on such date.

NEW PLAN BENEFITS

    Awards under the 1996 Plan are made at the discretion of the Board of Directors or the Compensation Committee. Accordingly, awards that will be made under the 1996 Plan are not determinable. The following table sets forth information concerning awards made to certain individuals and groups in fiscal 2000 under the 1996 Plan. This information may not be indicative of awards that will be made in the future under the 1996 Plan.

                               NEW PLAN BENEFITS

                                                           NUMBER OF SHARES      MARKET VALUE OF SHARES
NAME AND POSITION                                        SUBJECT TO OPTIONS(1)   UNDERLYING OPTIONS(2)
-----------------                                        ---------------------   ----------------------
Gary T. Steele ........................................         240,000                $  931,200
  Chief Executive Officer, President
  and Chairman of the Board

David D. Taft .........................................               0                $        0
  Chief Operating Officer

Thomas Crowley                                                        0                $        0
  President and Chief Executive Officer of
  Landec Ag, Inc.

Nicholas Tompkins .....................................          60,000                $  232,800
  President and Chief Executive Officer of Apio, Inc.

Larry Greene ..........................................          25,000                $   97,000
  Vice President Manufacturing

All Executive Officers as a Group......................         410,000                $1,590,800

All Non-Executive Directors as a Group.................               0                $        0

All Non-Executive Officer Employees as a Group.........               0                $        0

------------------------

(1) All options were granted at fair market value and except for an option granted to Gary Steele exercisable for 200,000 shares (the "Steele 200,000 Share Option") and an option granted to Nicholas Tompkins exercisable for 60,000 shares (the "Tompkins 60,000 Share Option"), all options have a term of 10 years from the date of grant and vest at a rate of 1/48th of the total option grant per month. The Steele 200,000 Share Option was granted at fair market value, has a term of 4 years from the date of grant and vests as follows: one-third (1/3) at such times as the Company's average Common Stock price exceeds each of $10 per share, $15 per share and $20 per share, respectively, and, in each case, for 20 consecutive business days. The Tompkins 60,000 Share Option has a term of six years and vests 50% of the total option grant on the anniversary date of the grant and at a rate of 1/24th of the total option grant per month thereafter.

(2) Based on $3.88, the closing price of a share of the Company's common stock on January 22, 2001.

PROPOSED AMENDMENT

    The Board of Directors believes that in order to attract and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentives through their proprietary interest in the Company, it is necessary to amend the 1996 Plan to reserve an additional 500,000 shares of Common Stock for issuance under the 1996 Plan. At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1996 Plan.

PURPOSE

    The purposes of the 1996 Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the employees, including officers and directors who are employees, and consultants of the Company, and to promote the success of the Company's business.

ADMINISTRATION

    The 1996 Plan may be administered by the Board of Directors or by a committee (or subcommittee in certain instances) of the Board of Directors. The 1996 Plan is currently being administered by the Board of Directors and the Compensation Committee of the Board of Directors (the "Administrator"). The Compensation Committee, which meets the definition of "outside directors" under Code Section 162(m) and "non-employee directors" under Section 16 of the Exchange Act, has the authority to grant stock options and otherwise administer the 1996 Plan with respect to the Company's executive officers and more narrowly to "covered employees" described in Code Section 162(m) (generally the Company's highest paid executive officers). Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1996 Plan. All questions of interpretation of the 1996 Plan are determined by the Board of Directors or the Compensation Committee and its decisions are final and binding upon all participants.

ELIGIBILITY

    The 1996 Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants of the Company, its subsidiaries and affiliates. ISOs may be granted only to employees of the Company and its subsidiaries. The Administrator selects the optionees and determines the number of shares subject to the option and the exercise price of each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors. As of January 22, 2001, there were approximately 355 employees eligible to participate in the 1996 Plan. The 1996 Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee under the 1996 Plan during any fiscal year is 500,000, subject to adjustment as provided in the 1996 Plan. There is also a limit on the aggregate market value of shares subject to all ISOs that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

    The terms of options granted under the 1996 Plan are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

    EXERCISE OF THE OPTION. The optionee must earn the right to exercise the option by continuing to work for the Company. The Administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator.

    EXERCISE PRICE. The exercise price of options granted under the 1996 Plan is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of grant, in the case of ISOs and 85% of the fair market value of the shares on the date of grant, in the case of NSOs, as determined by the Administrator, based upon the closing price on the NASDAQ National Market System on the date of grant. ISOs granted to shareholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. NSOs granted to a "covered employee" under Section 162(m) of the Code are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant.

    TERMINATION OF EMPLOYMENT. If the optionee's employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 1996 Plan may be exercised not later than thirty days (or such other period of time, not exceeding three months in the case of ISOs or six months in the case of NSOs, as determined by the Administrator) after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after its termination date.

    DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of total and permanent disability, options may be exercised within six months (or such other period of time, not exceeding twelve months as determined by the Administrator) after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

    DEATH. If an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding six months, as determined by the Administrator) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the right to exercise would have accrued had the optionee continued living and remained employed or retained by the Company for three months after the date of death, but in no event may the option be exercised after its termination date. If an optionee should die within thirty days (or such other period of time, not exceeding three months as determined by the Administrator) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

    OPTION TERMINATION DATE. ISOs granted under the1996 Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. ISOs granted to shareholders owning more than 10% of the Company's outstanding stock may not have a term of more than five years.

    NONTRANSFERABILITY OF OPTIONS. ISOs are nontransferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. In the case of NSOs, the Administrator may at its discretion, in certain circumstances, allow the transferability of such options.

    ACCELERATION OF OPTIONS UPON MERGER OR SALE OF ASSETS. In the event of a merger of the Company with or into another corporation or sale of substantially all of the Company's assets, the Administrator may either effect a substitution or assumption of options or give written notice of the acceleration of the optionee's right to exercise his or her outstanding options in part or in full at any time within fifteen days of such notice.

    OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Administrator.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event any change is made in the Company's capitalization, such as a stock split or dividend, that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the option price, the number of shares subject to each option, the annual limitation on a grant to any one employee, as well as the number of shares available for issuance under the 1996 Plan. In the event of the proposed dissolution or liquidation of the Company, all outstanding options automatically terminate unless otherwise provided by the Administrator.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the 1996 Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1996 Plan that: (i) increases the number of shares that may be issued under the 1996 Plan, (ii) modifies the standards of eligibility, or (iii) modifies the limitation on grants to employees described in the 1996 Plan or results in other changes which would require shareholder approval to qualify options granted under the 1996 Plan as performance-based compensation under Section 162(m) of the Code. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1996 Plan, unless mutually agreed otherwise between the optionee and the Board of Directors. The 1996 Plan shall terminate in November 2006, provided that any options then outstanding under the 1996 Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1996 PLAN

    The following is a brief summary of the federal income tax consequences of transactions under the 1996 Plan based on federal income tax laws in effect on January 31, 2001. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the 1996 Plan.

    There are generally no federal income tax consequences to the optionee or the Company upon the grant of an option. Generally, there are no federal income tax consequences to the optionee or the Company upon the exercise of an ISO (except that the alternative minimum tax may apply). Upon exercise of an NSO, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Optionees who are employees generally may elect to satisfy the withholding tax obligation by payment of the taxes in cash or out of the current earnings paid to the optionee. If an optionee holds the stock acquired upon exercise of an ISO for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs. Upon disposition of the stock acquired upon exercise of an NSO, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will generally be long-term or short-term, depending on whether the stock was held for more than one year.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's capital stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum is required to approve the amendment to the 1996 Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1996 PLAN TO INCREASE THE SHARES RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors to audit the financial statements of the Company for the fiscal year ending October 28, 2001, and recommends that the shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements for the fiscal years ending October 31, 1994 through October 29, 2000. Representatives of
Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT FEES

    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $501,320.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The aggregate fees billed by Ernst & Young LLP for professional services relating to operating, or supervising the operation of, the Company's information systems or managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statement or generates information significant to the Company's financial statements taken as a whole for fiscal year 2000 were $0.

ALL OTHER FEES

    The aggregate fees billed by Ernst & Young LLP for professional services rendered other than as stated under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above were $193,037. The Audit Committee considers the provisions of these services to be compatible with maintaining the independence of Ernst & Young LLP.

REQUIRED VOTE

    The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's capital stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 28, 2001.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following sets forth certain information with regard to executive officers of Landec Corporation. Ages are as of January 5, 2001.

    Gary T. Steele (age 52) has been President and Chief Executive Officer of the Company since 1991 and Chairman of the Board of Directors since
January 1996. Mr. Steele has over 20 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company.

    David D. Taft, Ph.D. (age 62) has been Chief Operating Officer of the Company since 1993. Dr. Taft also served as a director of the Company from June 1990 through December 1995. From February 1986 to April 1993, Dr. Taft was Vice President and Group Manager of the Manufacturing Group at Raychem Corporation. From July 1983 to January 1986, Dr. Taft was Group Manager of the Telecom Group at Raychem Corporation and was appointed to the position of Vice President in October 1984. Dr. Taft has over 25 years of experience in the specialty chemical industry in research and development, sales and marketing, manufacturing and general management. Prior to joining Raychem Corporation, Dr. Taft was Executive Vice President of the Chemical Products Division and a Director of Henkel Corporation, a chemical manufacturing company. Dr. Taft was also an executive with General Mills Chemicals.

    Thomas F. Crowley (age 56) has been President and Chief Executive Officer of Landec Ag, Inc., a subsidiary of the Company, since November, 1996. From 1991 to 1995, Mr. Crowley was President and Chief Executive Officer of Broadcast Partners, a satellite communications firm serving farmers throughout North America with its FarmDayta information service. Broadcast Partners was a joint venture of Pioneer Hybrid, Farmland Industries and Illinois Farm Bureau and was sold to Data Transmission Network, Inc. in May 1996.

    Nicholas Tompkins (age 46) has been President and Chief Executive Officer of Apio, Inc., a subsidiary of Landec, since Landec acquired Apio in December 1999. Mr. Tompkins founded Apio in 1980 and has been its only President and Chief Executive Officer. Since 1997, Mr. Tompkins has been the Chairman of the Ag Business Advisory Council for California Polytechnics State University.

    Larry Greene (age 46) has been Vice President of Manufacturing of the Company since 1996. From 1995 to 1996, Mr. Greene served as General Manager of the Company's QuickCast business line. From 1993 to 1995, Mr. Greene served as Vice President of Product Development for Landec, and from 1987 to 1993 he held a variety of product development and commercial development positions for the Company. Prior to joining Landec, Mr. Greene was Manager of the Asia Pacific Region for Zoecon Corporation, a manufacturer of consumer and animal healthcare products, where he was responsible for product development, marketing and technology licensing in Japan, Taiwan, Korea and China.

    Gregory S. Skinner (age 39) has been Chief Financial Officer and Vice President of Finance of the Company since November 1999 and Vice President of Administration since November 2000. From May 1996 to October 1999, Mr. Skinner served as Controller of the Company. From 1994 to 1996, Mr. Skinner was Controller of DNA Plant Technology, and from 1988 to 1994 he was with Litton Electron Devices. Prior to joining Litton Electron Devices, Mr. Skinner was with Litton Industries Inc. and Arthur Anderson & Company.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of January 22, 2001 as to (i) each person who is known by the Company to beneficially own more than five percent of any class of the Company's voting stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement, and
(iv) all directors and executive officers as a group.

                                                                SHARES BENEFICIALLY OWNED(1)
                                       -------------------------------------------------------------------------------
                                                                       NUMBER OF
                                                                       SHARES OF                    COMMON STOCK AND
5% SHAREHOLDERS, DIRECTORS, NAMED       NUMBER OF                       SERIES A                   SERIES A PREFERRED
EXECUTIVE OFFICERS, AND DIRECTORS AND   SHARES OF        PERCENT OF    PREFERRED        PERCENT       STOCK VOTING
EXECUTIVE OFFICERS AS A GROUP          COMMON STOCK       TOTAL(2)      STOCK(3)        OF TOTAL    POWER PERCENTAGE
-------------------------------------  ------------      ----------   ------------      --------   -------------------
Chase Capital Partners ...........      1,341,527(4)         8.31%               0          *               7.53%
380 Madison Avenue, 12th Floor
New York, NY 10128

Zesiger Capital Group LLC .......       1,303,700(5)         8.07%               0          *               7.32%
P.B. Box 2600, VM # V34
Valley Forge, PA 19482

Primecap Management Company .           1,015,000(6)         6.29%               0          *               5.70%
225 South Lake Ave., Ste. 400
Pasadena, CA 91101-3009

Vanguard Horizon Funds--Vanguard
Capital Opportunity
  Fund ...........................      1,015,000(7)         6.29%               0          *               5.70%
225 South Lake Avenue, Suite 400
Pasadena, CA 91101(8)

Michael Williams .................      1,342,347            8.31%               0          *               7.53%
306 N. Main Street
Monticello, IN 47960(9)

Timothy Murphy ...................        833,333            5.16%               0          *               4.68%
4575 West Main Street
Guadalupe, CA 93434

Gary T. Steele ...................        483,108(10)        2.93%               0          *               2.66%
Chairman of the Board of
  Directors, Chief Executive
  Officer and President

David D. Taft, Ph.D. .............        323,421(11)        1.97%               0          *               1.79%
Chief Operating Officer

Thomas Crowley ...................         45,658(12)           *                0          *                  *
President and Chief Executive
  Officer of Landec Ag, Inc.

Mr. Nicholas Tompkins ............      1,352,704(13)        8.12%               0          *               7.38%
Chief Executive Officer of
  Apio, Inc. and Senior Vice
  President

                                                                SHARES BENEFICIALLY OWNED(1)
                                       -------------------------------------------------------------------------------
                                                                       NUMBER OF
                                                                       SHARES OF                    COMMON STOCK AND
5% SHAREHOLDERS, DIRECTORS, NAMED       NUMBER OF                       SERIES A                   SERIES A PREFERRED
EXECUTIVE OFFICERS, AND DIRECTORS AND   SHARES OF        PERCENT OF    PREFERRED        PERCENT       STOCK VOTING
EXECUTIVE OFFICERS AS A GROUP          COMMON STOCK       TOTAL(2)      STOCK(3)        OF TOTAL    POWER PERCENTAGE
-------------------------------------  ------------      ----------   ------------      --------   -------------------
Larry Greene .....................        157,756(14)           *                0          *                  *
Vice President Manufacturing

Kirby L. Cramer, Director.........        120,000(15)           *                0          *                  *

Richard Dulude, Director..........         71,903(16)           *                0          *                  *

Frederick Frank, Director.........         30,000(17)           *        1,666,670(18)    100%              9.51%

Stephen E. Halprin, Director......        112,004(19)           *                0          *                  *

Richard S. Schneider, Ph.D.,
Director..........................        852,871(20)        5.27%               0          *               4.78%

All directors and executive
  officers as a group (11 persons)..    3,646,973(21)       20.47%       1,666,670        100%             27.27%

------------------------

   * Less than 1%

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of capital stock.

 (2) As of January 22, 2001, 16,149,086 shares of Common Stock were issued and outstanding. Percentages are calculated with respect to a holder of options exercisable prior to March 23, 2001 as if such holder had exercised its options. Option shares held by other holders are not included in the percentage calculation with respect to any other holder.

 (3) As of January 22, 2001, 166,667 shares of Series A Preferred Stock, convertible into 1,666,670 shares of Common Stock, were issued and outstanding.

 (4) This information is based on a Schedule 13F filed with the SEC on September 30, 2000 by Chase Capital Partners.

 (5) This information is based on a Schedule 13F filed with the SEC on September 30, 2000 by Zesiger Capital Group LLC. Zesiger Capital Group LLC has sole voting power with respect to 729,000 shares, sole dispositive power with respect to 1,303,700 shares and has no shared voting or dispositive power.

 (6) This information is based on a Schedule 13F filed with the SEC on September 30, 2000 by Primecap Management Company.

 (7) This information is based on a Schedule 13F filed with the SEC on October 31, 2000 by Vanguard Horizon Funds--Vanguard Capital Opportunity Fund.

 (8) Vanguard Horizon Fund--Vanguard Capital Opportunity Fund have sole voting power and share dispositive power with respect to 1,015,000 shares.

 (9) Mr. Williams was the former President of Landec Ag, Inc., a subsidiary of Landec Corporation.

 (10) This number includes 119,447 shares held in trust of which Mr. Steele is a beneficial owner and 6,011 shares owned directly by Mr. Steele. This also includes 357,650 shares subject to outstanding stock options exercisable on or before March 23, 2001.

 (11) This number includes 300,374 shares subject to outstanding stock options exercisable on or before March 23, 2001.

 (12) This number includes 28,124 shares subject to outstanding stock options exercisable on or before March 23, 2001. Excludes 500,000 shares subject to outstanding Landec Ag, Inc. stock options exercisable on or before March 23, 2001.

 (13) This number includes 416,666 shares owned by Kathleen Tompkins, Mr. Tompkins wife. This number also includes 519,371 shares subject to outstanding stock options exercisable on or before March 23, 2001. Excludes 497,958 shares subject to outstanding Apio, Inc. stock options exercisable on or before March 23, 2001.

 (14) This number includes 141,671 shares subject to outstanding stock options exercisable on or before March 23, 2001.

 (15) This number includes 76,520 shares subject to outstanding stock options exercisable on or before March 23, 2001.

 (16) This number includes 59,000 shares subject to outstanding stock options exercisable on or before March 23, 2001.

 (17) This number includes 30,000 shares subject to outstanding stock options exercisable on or before March 23, 2001. This number does not include 166,667 shares of Series A Preferred Stock that are convertible into 1,666,670 shares of Common Stock.

 (18) This number consists of 166,667 shares of Series A Preferred Stock that are convertible into 1,666,670 shares of Common Stock.

 (19) This number includes 20,033 shares owned by OSCCO III, L.P. of which Mr. Halprin is a general partner. Includes 51,971 shares held in a trust of which Mr. Halprin is a beneficial owner. Also includes 40,000 shares subject to outstanding stock options exercisable on or before March 23, 2001. Mr. Halprin disclaims beneficial ownership in the shares owned by OSCCO III, L.P. except to the extent of his pecuniary interest therein.

 (20) This number includes 793,951 shares owned by Domain Partners II, L.P. and 5,725 shares owned by Domain Associates, L.L.C. Dr. Schneider, who is a director of the Company, is a general partner of the general partner of Domain Partners II, L.P. Dr. Schneider disclaims beneficial ownership of the Domain Partners II, L.P. shares, except to the extent of his pecuniary interest in such shares. Pursuant to a letter agreement with Domain Associates, L.L.C., Dr. Schneider has beneficial ownership of 1,374 shares of the shares owned by Domain Associates, L.L.C. This number also includes 12,903 shares held in a trust of which Dr. Schneider is a beneficial owner and 10,292 shares owned directly by Dr. Schneider. This also includes 30,000 shares subject to outstanding stock options exercisable on or before March 23, 2001.

 (21) This number includes an aggregate of 1,666,665 shares held by officers and directors which are subject to outstanding stock options exercisable on or before March 23, 2001, 799,676 shares owned by Domain Partners II, L.P. (of which Dr. Schneider, a director of the Company, is a general partner of the general partner) and Domain Associates L.L.C., and 20,033 shares owned by OSCCO III, L.P. (of which Mr. Halprin, a director of the Company, is a general partner). This number also includes 166,667 shares of Series A Preferred Stock owned by Mr. Frank that are convertible into 1,666,670 shares of Common Stock.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

    The Company's executive compensation policies are determined by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is comprised of three non-employee directors.

    The objective of the Company's executive compensation program is to align executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term business success of the Company. The Company's executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of the Company:

    - The Company compensates for demonstrated and sustained performance.

    - The Company compensates competitively.

    - The Company strives for equity and fairness in the administration of compensation.

    - The Company believes that each employee should understand how his or her compensation is determined.

    The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, the Company regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analysis, employee compensation training, and periodic pay reviews, the Company strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.

    The Committee meets at least twice annually. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or an executive whose scope of responsibility has significantly changed. Each year, the Committee meets with the Chief Executive Officer ("CEO") regarding executive compensation projections for the next three years and proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the performance of the CEO and the Company, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee's evaluation of the CEO's demonstrated and sustained performance and its expectation as to his future contributions in leading the Company. At a subsequent meeting of the full Board of Directors, the Committee presents for adoption its findings on the compensation of each individual executive.

COMPENSATION OF EXECUTIVE OFFICERS

    During the fiscal year that ended on October 29, 2000, the Company's executive compensation program was comprised of the following key components: base salary, annual bonus, and equity-based incentives.

    BASE SALARY.

    The Committee annually reviews the salaries of the Company's executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

    ANNUAL BONUS.

    The Company's cash bonus program seeks to motivate executives to work effectively to achieve the Company's financial performance objectives and to reward them when objectives are met. The fiscal year 2000 executive bonus payments for Messrs. Taft and Greene were based upon certain components of the Company's revenues, margins and other strategic objectives.

    EQUITY-BASED INCENTIVES.

    Stock options are an important component of the total compensation of executives. The Company believes that stock options align the interests of each executive with those of the shareholders. They also provide executives a significant, long-term interest in the Company's success and help retain key executives in a competitive market for executive talent.

    The Company's 1996 Stock Option Plan authorizes the Committee to grant stock options to executives. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based on past performance of the executive and the relative holdings of other executives in the Company and at other companies in the comparable industry. The option grants generally utilize four-year vesting periods to encourage executives to continue contributing to the Company, and they expire ten years from the date of grant.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER.

    The Company's CEO's compensation plan includes the same elements and performance measures as the plans of the Company's other executive officers. The Committee evaluates the performance of the Company's CEO, sets his base compensation and determines bonuses and awards stock or option grants, if any.

    Mr. Steele's salary for each of fiscal years 2000 and 1999 was $304,648. He received a bonus of $120,000 for each of fiscal years 2000 and 1999. This reflects Mr. Steele's performance against pre-determined goals and objectives for the fiscal year as well as his role in the attainment of the Company's overall objectives.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION.

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

COMPENSATION COMMITTEE

       /S/ KIRBY L. CRAMER                  /S/ RICHARD DULUDE           /S/ RICHARD S. SCHNEIDER, PH.D.
   ---------------------------          --------------------------      --------------------------------
         KIRBY L. CRAMER                      RICHARD DULUDE               RICHARD S. SCHNEIDER, PH.D.

    THIS REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE, AND WILL NOT OTHERWISE BE DEEMED TO BE SOLICITING MATERIALS OR TO BE FILED UNDER SUCH ACTS.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 2000, Mr. Cramer, Mr. Dulude and Dr. Schneider served as members of the Compensation Committee. The Company has a consulting agreement with Mr. Dulude pursuant to which he earned $30,000 per year in 1997 and 1998 and $1,000 per year in 1999 and 2000 and will continue to earn $1,000 per year until terminated and pursuant to which he was granted stock options to purchase 4,000 shares of the Company's Common Stock.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for the fiscal year ended on October 29, 2000 were in excess of $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for that fiscal year, as well as the compensation earned by each such individual for the Company's two preceding fiscal years.

                                                                                LONG-TERM COMPENSATION AWARDS
                                                                            -------------------------------------
                                                ANNUAL COMPENSATION                     RESTRICTED
                                           ------------------------------                 STOCK       ALL OTHER
                                            FISCAL     SALARY     BONUS       STOCK       AWARD      COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR      ($)(1)     ($)(2)     OPTIONS      ($)(3)        ($)(4)
---------------------------                --------   --------   --------   ---------   ----------   ------------
Gary T. Steele ..........................    2000     304,648    120,000      240,000          0             0
  Chief Executive Officer,                   1999     304,648    120,000            0          0         1,908
  President and Chairman                     1998     306,730          0      450,000     12,697         2,444
  of the Board
David D. Taft ...........................    2000     238,077     48,200            0          0             0
  Chief Operating Officer                    1999     230,000     23,000       50,000          0             0
                                             1998     225,385     23,000      145,000          0         1,313
Thomas Crowley ..........................    2000     188,077          0            0          0             0
  President and Chief Executive              1999     180,000          0       15,000          0             0
  Officer of Landec Ag, Inc.(5)              1998     177,115          0       25,000     10,323           545
Nicholas Tompkins .......................    2000     189,053          0    2,850,000(7)        0            0
  President and Chief Executive
  Officer of Apio, Inc.(6)
Larry Greene ............................    2000     158,490     16,200       25,000          0             0
  Vice President, Manufacturing              1999     145,000          0       40,000          0             0
                                             1998     133,000     12,000       90,000          0             0

------------------------

(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

(3) Subject to the right of repurchase, at cost, by the Company, which lapsed at a rate of 1/12th of the total number of shares purchased at the end of each month following the date of purchase.

(4) Comprised of premiums paid by the Company under the Company's group term life insurance policy. For Mr. Steele, also includes premiums paid by the Company under the Company's disability insurance policy.

(5) Landec Ag, Inc. is a subsidiary of Landec.

(6) Apio, Inc. is a subsidiary of Landec.

(7) Consists of options to purchase 850,000 shares of Landec Common Stock and options to purchase 2,000,000 shares of Apio Inc. common stock.

                    STOCK OPTION GRANTS IN FISCAL YEAR 2000

    The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended October 29, 2000.

                                         INDIVIDUAL GRANTS
                                    ---------------------------                               GRANT DATE
                                     NUMBER OF      % OF TOTAL                                   VALUE
                                     SECURITIES    OPTIONS/SARS                              -------------
                                     UNDERLYING     GRANTED TO    EXERCISE OR                 GRANT DATE
                                    OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                                  GRANTED      FISCAL YEAR*     ($/SH)         DATE         ($)(1)
----                                ------------   ------------   -----------   ----------   -------------
Gary T. Steele....................      40,000(2)       2.48%       $6.125       12/2/2009       188,349
                                       200,000(3)      12.39%       $6.125       12/2/2003       798,080

David D. Taft.....................           0             0           n/a             n/a             0

Thomas Crowley....................           0             0           n/a             n/a             0

Nicholas Tompkins.................     850,000(4)      52.66%       $ 6.25      11/29/2005     3,266,299

Larry Greene......................      25,000(2)       1.55%       $ 6.75       12/3/2009       127,804

------------------------

  * Total number of options granted by the Company to employees for the fiscal year ended October 29, 2000 was 1,614,150 shares.

 (1) The Company uses a Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the Named Executive Officers are based on a 7 year expected option life which reflects the Company's experience that its options, on average, are exercised within 7 years of grant. Other assumptions used for the valuations are: interest rate (risk-free rate of return) of 6.28%; annual dividend yield of 0%; and volatility of 85%. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

 (2) Granted pursuant to the 1996 Plan. Stock options granted pursuant to the 1996 Plan generally vest at a rate of 1/48th of the total option grant per month commencing 30 days from the date of the grant, becoming fully vested on the fourth anniversary of the date of the grant.

 (3) Granted pursuant to the 1996 Plan. The Steele 200,000 Share Option has a four year term and vests one-third (1/3) at such times as the Company's average Common Stock price exceeds each of $10 per share, $15 per share and $20 per share, respectively, and, in each case, for 20 consecutive business days.

 (4) All options, which consist of the Tompkins 60,000 Share Option granted pursuant to the 1996 Plan and an additional non-plan option to purchase 790,000 shares, have a term of six years and vest 50% of the total option grant on the anniversary date of the grant and at a rate of 1/24th of the total option grant per month thereafter.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to stock options held by each of them as of October 29, 2000.

                                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                            SHARES                     UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                          ACQUIRED ON    VALUE       OPTIONS AT FISCAL YEAR-END           AT FISCAL YEAR-END
NAME                       EXERCISE     REALIZED   (EXERCISABLE/UNEXERCISABLE)(1)   (EXERCISABLE/UNEXERCISABLE)(2)
----                      -----------   --------   ------------------------------   ------------------------------
Gary T. Steele..........          0     $     0             312,316/573,335                   $929,342/$0

David D. Taft...........          0     $     0              280,060/71,461                   $ 743,475/0

Thomas Crowley..........          0     $     0               23,958/16,042                   $      0/$0

Nicholas Tompkins.......          0     $     0                   0/850,000                   $      0/$0

Larry Greene............     10,000     $69,356              126,044/64,171                   $167,271/$0

------------------------

(1) No stock appreciation rights (SARs) were outstanding during fiscal year
    2000.

(2) Based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on October 27, 2000 of $4.75 per share minus the exercise price of the in-the-money options.

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors consists of the three directors whose signatures appear below. Each member of the Audit Committee is "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

    The Audit Committee's general role as an audit committee is to assist the Board of Directors in overseeing the Company's financial reporting process and related matters. Its specific responsibilities are set forth in its charter, which is attached as Appendix A to this proxy statement.

    As required by the charter, the Audit Committee reviewed the Company's audited financial statements for fiscal year 2000 and met with management, as well as with representatives of Ernst & Young LLP, the Company's independent auditors, to discuss the financial statements. The Audit Committee also discussed with representatives of Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards 61, COMMUNICATION WITH AUDIT COMMITTEES.

    In addition, the Audit Committee discussed with representatives of Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES.

    Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 29, 2000.

AUDIT COMMITTEE

      /S/ STEPHEN E. HALPRIN                /S/ RICHARD DULUDE           /S/ RICHARD S. SCHNEIDER, PH.D.
   ---------------------------          --------------------------      --------------------------------
        STEPHEN E. HALPRIN                    RICHARD DULUDE               RICHARD S. SCHNEIDER, PH.D.

    THIS REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE, AND WILL NOT OTHERWISE BE DEEMED TO BE SOLICITING MATERIALS OR TO BE FILED UNDER SUCH ACTS.

                               PERFORMANCE GRAPH

    The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934 (February 15, 1996). The graph assumes that $100 was invested (i) on February 15, 1996 in the Common Stock of Landec Corporation at a price per share of $12.00, the price at which such stock was first offered to the public on that date, (ii) on January 31, 1996 in the Standard & Poor's 500 Stock Index and
(iii) on January 31, 1996 in the NASDAQ Industrial Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance. This graph will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

PERFORMANCE GRAPH

          LANDEC CORPORATION  S&P 500 INDEX  NASDAQ INDUSTRIAL INDEX
01/31/96             $100.00        $100.00                  $100.00
10/31/96              $73.96        $110.89                  $111.05
10/31/97              $40.63        $143.80                  $141.84
10/30/98              $32.82        $172.74                  $115.02
10/29/99              $36.98        $214.29                  $172.73
10/29/00              $39.58        $129.20                  $113.35

                  EMPLOYMENT CONTRACTS, CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

    On November 19, 1999, the Company sold 166,667 shares of Series A Preferred Stock (representing 1,666,670 shares of common stock on an as-converted basis) to Mr. Frederick Frank at a price of $60.00 per share for $10,000,000 and paid Mr. Frank $800,000 as a finder's fee pursuant to a Series A Preferred Stock Purchase Agreement between Mr. Frank and the Company.

    In connection with the purchase of Apio, Inc., and certain related entities (the "Apio Acquisition") the Company entered into an employment agreement with Mr. Nicholas Tompkins for a term of five (5) years at an annual salary of $200,000. Under the employment agreement, Mr. Tompkins was and will be employed as a Senior Vice President of the Company and Chief Executive Officer of
Apio, Inc. Also, in the case of his involuntary termination other than for cause or his resignation for good reason, his salary will continue to be paid until December 2004. Pursuant to the employment agreement, Mr. Tompkins was issued options to purchase up to 850,000 shares of Common Stock of the Company, and an option to purchase up to 2,000,000 shares of common stock of Apio, Inc., a wholly-owned subsidiary of the Company. In addition, in connection with the Apio Acquisition, Mr. Tompkins was eligible to receive up to $10 million of earn-out payments if Apio exceeded certain earning targets in fiscal years 2000 and 2001. Of such amount, Mr. Tompkins earned $4.1 million in fiscal year 2000, which amount is payable in March 2001. The remaining $5.9 million may be paid under this earn-out if Apio exceeds the specified earnings targets for fiscal year 2001.

    In connection with the Apio Acquisition, the Company entered into an employment agreement with Mr. Timothy Murphy. The term of the employment agreement was one year ending December 2000 and provided for an annual salary of $100,000. In addition, in connection with the Apio Acquisition, Mr. Murphy received a payment of $212,000 in January 2001, and will receive deferred payments totalling $848,000 over the next four years.

    In September 1997, in connection with the merger of Landec's subsidiary, Landec Ag, Inc., with Fielder's Choice Direct, Landec entered into an employment agreement with Michael Williams, President of the Fielder's Choice, for a term of two years, which agreement expired by its terms. Mr. Williams continued his employment with Landec Ag at an annual salary of $160,000 until October 31, 2000, at which time, he and the Company entered into a Consulting Agreement providing for payment of annual consulting fees of $15,000 during the first year, with consulting fees in subsequent years to be mutually agreed. In connection with the merger, Mr. Williams is also receiving earn-out payments from Landec Ag based on certain sales targets. The earn-out payments are payable annually each July and will not exceed $2.4 million in the aggregate. As of October 29, 2000, Mr. Williams had received earn-out payments totaling
$1.2 million.

    Mr. Frank, a director of the Company, is Vice Chairman of Lehman Brothers Inc. ("Lehman Brothers"). As compensation for services rendered by Lehman Brothers in connection with the closing of the Apio Acquisition, the Company
(i) issued 62,500 shares of common stock of the Company to Lehman Brothers and
(ii) paid Lehman Brothers a total of $450,000 in cash before expenses, pursuant to a letter agreement between the Company and Lehman Brothers. From time to time, Lehman Brothers or its affiliates have provided, and may continue to provide, investment banking services to the Company, for which they received or will receive customary fees. Mr. Frank has no personal interest in these transactions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 29, 2000 all Section 16(a) filing requirements applicable to the Company's officers, directors and holders of more than ten percent of the Company's Common Stock were complied with, except that Dr. Schneider and Mr. Halprin filed Form 5's late.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

    It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Geoffrey P. Leonard

                                          GEOFFREY P. LEONARD
                                          SECRETARY

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    This charter governs the operations of the audit committee (the "committee") for Landec Corporation (the "Company"). The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors (the "board") and shall comprise at least three directors by June 30, 2001, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become so within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communications between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

    - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

    - The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

    - The committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

    - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

PROXY                                                                      PROXY

                      2001 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of Landec Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 26, 2001, and hereby appoints Gary T. Steele and Gregory S. Skinner, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Landec Corporation to be held on March 29, 2001, at 5:00 p.m. local time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, and at any adjournment or postponement thereof, and to vote all shares of Common Stock and Series A Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) FOR the Election of Directors in the manner described in the Proxy Statement, (2) FOR the amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to an aggregate of 2,000,000 shares, and (3) FOR the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 28, 2001.

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). The Board of Directors unanimously recommends a vote FOR all nominees for directors and proposals 2 and 3.

1. Election of Directors

   FOR all Nominees: Frederick Frank, Stephen E. Halprin, Richard S. Schneider, Ph.D.

    / / FOR                / / AGAINST                / / ABSTAIN

   For all nominees except as noted:
  (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)
  ------------------------------------------------------------------------------

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                      SEE REVERSE SIDE

2. To approve the amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

    / / FOR                             / / AGAINST

3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 28, 2001

    / / FOR                             / / AGAINST

   and in their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

                                                DATED: ___________________, 2001

                                                --------------------------------
                                                           SIGNATURE

                                                --------------------------------
                                                           SIGNATURE

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD USING THE
                                                ENCLOSED ENVELOPE. Please sign
                                                exactly as name appears hereon.
                                                Where shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee, or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.